Exhibit 99.1

June 2, 2023

ConvexityShares Announces Appointment of New Sponsor of ConvexityShares Trust

Princeton, N.J. — June 2, 2023 — ConvexityShares, LLC, as the sponsor (the “Sponsor”) of ConvexityShares Trust (the “Trust”), entered into an agreement to voluntarily withdraw as Sponsor to the Trust and transfer its role as the Sponsor to Teucrium Trading LLC (“Teucrium”), effective July 3, 2023 (the “Effective Date”). As of the Effective Date, Teucrium will serve as the new sponsor of the Trust.

The Trust consists of two series, ConvexityShares 1x SPIKES Futures ETF (SPKX) and the ConvexityShares Daily 1.5x SPIKES Futures ETF (SPKY) (each, a Fund and collectively, the Funds). Teucrium currently serves as the commodity trading adviser for each Fund and, as of the Effective Date, will become the commodity pool operator for each Fund. Teucrium has more than a decade of experience sponsoring commodity futures-based exchange traded products.

About Teucrium Trading LLC

Teucrium, an established Exchange Traded Funds (ETFs) provider, is recognized as a specialized White-Label ETF service provider, servicing both emerging and established ETF issuers of futures and derivatives-based ETFs. Teucrium transforms innovative alternative investment strategies into market-ready ETFs through its focused ETF Solutions platform.

The central goal of Teucrium’s ETF Solutions is to empower sponsors to meet the burgeoning demand for ETFs in alternative markets. With its suite of Exchange Traded Products, Teucrium has brought a transformative approach to structuring commodity ETFs. Investors and advisors have broad access to Teucrium’s product portfolio, available via traditional brokerage accounts, further cementing its leading position in the market.

About ConvexityShares

ConvexityShares Trust is a Delaware statutory trust formed on April 12, 2021 and is currently organized into two separate series. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act, of which ConvexityShares Daily 1.5x SPIKES Futures ETF and ConvexityShares 1x SPIKES Futures ETF are currently the only series. Each Fund is a commodity pool that continuously issues common shares of beneficial interest (Shares). Shares represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. The Shares of each Fund are listed for trading on NYSE Arca, Inc. (NYSE Arca or the Exchange) under the ticker symbol shown above next to each Fund’s name.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.” T3i US Holdings Inc. (“T3 Holdings”) and MIAX Futures, LLC (“MIAX Futures”) are the members of the Sponsor. MIAX Futures and T3 Holdings own 51% and 49%, respectively, of the membership interests of the Sponsor. MIAX Futures is wholly-owned by Miami International Holdings, Inc. (“MIH”), which is the parent holding company of Miami International Securities Exchange, LLC (MIAX®), MIAX PEARL, LLC (MIAX Pearl®), MIAX Emerald, LLC (MIAX Emerald®), Minneapolis Grain Exchange, LLC (MGEX™), LedgerX LLC (LedgerX), The Bermuda Stock Exchange (BSX) and Dorman Trading, LLC (Dorman Trading). T3 Holdings and T3i Pty Ltd are each wholly-owned subsidiaries of Triple Three Partners Pty Ltd (collectively, “T3 Index”), and, thus, the Sponsor may be considered to be an affiliate of T3 Index.

More information about ConvexityShares and the Prospectus can be found at www.convexityshares.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

The press release shall not constitute an offer to sell or a solicitation of an offer to purchase any securities of Miami International Holdings, Inc. (together with its subsidiaries, the Company), and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer; solicitation or sale would be unlawful. This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results, or strategies and are generally preceded by words such as “may”, “future”, “plan” or “planned”, “will” or “should”, “expected,” “anticipates”, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements.

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